                                                                    EXHIBIT 23.4

                       Consent of EVEREN Securities, Inc.

     We hereby consent to the inclusion in the Prospectus and Proxy Statement forming part of this Registration Statement on Form S-4 of Quicksilver Resources, Inc. of our opinion attached as Appendix B thereto and to the reference of such opinion and to our firm therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                      EVEREN Securities, Inc.


                                      By: /s/ John Bishop
                                          ---------------------------------


Dated January 28, 1999